UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

HARRY WINSTON DIAMOND CORPORATION
(formerly Aber Diamond Corporation)
(Exact name of registrant as specified in its charter)

Canada	N/A
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 4569, Station A
Toronto, ON, Canada M5W 4T9
(416) 362-2237
(Address of  principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, Without Par Value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates (if applicable): 0-17227

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The information contained in the Registrant's Registration Statement on Form 20-F (Commission File No. 0-17227) originally filed with the Securities and Exchange Commission on October 20, 1988 and as subsequently amended by amendment no. 1 on Form 8 filed on January 31, 1989, and amendment no. 2 on Form 8 filed on March 16, 1989, is hereby incorporated by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 15, 2007	HARRY WINSTON DIAMOND CORPORATION

By: /s/ Beth Bandler
Name: Beth Bandler
Title: Vice President and General Counsel